As filed with the Securities and Exchange Commission on September 22, 2005

                              Registration Nos. 333-55800, 333-93729, 333-72783
==============================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                            -------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                        PARAMETRIC TECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)


            Massachusetts                                 04-2866152
    (State or other jurisdiction                       (I.R.S. Employer
           of incorporation)                          Identification No.)

                140 Kendrick Sreet, Needham, Massachusetts 02494
               (Address of Principal Executive Offices)(Zip Code)



                       1997 NONSTATUTORY STOCK OPTION PLAN
                            (Full Title of the Plan)

                               Aaron C. von Staats
                 Senior Vice President, General Counsel & Clerk
                        Parametric Technology Corporation
                               140 Kendrick Street
                          Needham, Massachusetts 02494
                     (Name and address of agent for service)

                                 (781) 370-5000
          (Telephone number, including area code, of agent for service)

==============================================================================

Deregistration of Shares

Parametric Technology Corporation ("PTC") filed the following Registration Statements on Form S-8 with the Securities and Exchange Commission relating to the registration of shares of PTC Common Stock, $.01 par value per share (the "Common Stock"), authorized for issuance under PTC's 1997 Nonstatutory Stock Option Plan: Registration Statement No. 333-55800 on February 16, 2001, 9,500,000 shares of Common Stock; Registration Statement No. 333-93729 on December 29, 1999, 6,300,000 shares of Common Stock; and Registration Statement No. 333-72783 on February 22, 1999, 13,000,000 shares of Common Stock.

PTC has terminated further offerings under the 1997 Nonstatutory Stock Option Plan and hereby removes from registration all 9,500,000 shares of Common Stock registered under Registration Statement No. 333-55800, all 6,300,000 shares of Common Stock registered under Registration Statement No. 333-93729 and 5,436,249 shares of Common Stock registered under Registration Statement No. 333-72783, in each case that either have not been issued previously or are not subject to outstanding stock options.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Needham, Massachusetts, on the 21st day of September, 2005.

                                   PARAMETRIC TECHNOLOGY CORPORATION


                                   By:   /s/ C. Richard Harrison
                                        ----------------------------------------
                                        C. Richard Harrison
                                        Chief Executive Officer and President

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

  Signature                      Title                       Date

(i) Principal Executive
    Officer:


/s/ C. Richard Harrison          Chief Executive Officer,    September 21, 2005
----------------------------     President and Director
C. Richard Harrison

(ii) Principal Financial and
     Accounting Officer:


/s/ Cornelius F. Moses, III       Executive Vice President   September 21, 2005
-----------------------------     & Chief Financial Officer
Cornelius F. Moses, III

(iii) Board of Directors:

/s/ Noel G. Posternak             Chairman of the            September 21, 2005
------------------------------    Board of Directors
Noel G. Posternak


/s/ Robert N. Goldman             Director                   September 21, 2005
------------------------------
Robert N. Goldman


/s/ Donald K. Grierson            Director                   September 21, 2005
------------------------------
Donald K. Grierson


/s/ Oscar B. Marx, III            Director                   September 21, 2005
------------------------------
Oscar B. Marx, III


/s/ Joseph M. O'Donnell           Director                   September 21, 2005
------------------------------
Joseph M. O'Donnell


/s/ Michael E. Porter             Director                   September 21, 2005
------------------------------
Michael E. Porter